SUBITEM 77 e

LEGAL PROCEEDINGS

Since October 2003
Federated and related
entities collectively
Federated and various
 Federated funds Funds
have been named as
 defendants in
several class action
lawsuits now pending
in the United States
District Court for
the District of Mary
land The lawsuits
were purportedly filed
 on
behalf of people who
 purchased owned andor
 redeemed shares of
Federatedsponsored
 mutual funds during
specified periods
beginning November 1
1998 The suits are
generally similar
 in alleging that
Federated engaged
in illegal and
 improper trading
practices including
 market timing and
 late
trading in concert
with certain
institutional traders
 which allegedly
caused financial
injury to the mutual
 fund shareholders
 These lawsuits
began to
be filed shortly
after Federateds
first public
announcement
that it had
 received requests
 for information
on shareholder
trading activities
 in the
Funds from the
SEC the Office
of the New York
State Attorney
 General NYAG and
other authorities
 In that regard
on November 28 2005
Federated announced
that it had reached
 final settlements
 with the SEC and
 the NYAG with
respect to those
matters Specifically
the SEC and
NYAG settled
proceedings against
 three Federated
subsidiaries involving
 undisclosed market
timing arrangements
and late trading The
SEC made
findings that Federated
 Investment Management
 Company FIMC an
SECregistered investment
 adviser to various
Funds and Federated
 Securities
Corp an SECregistered
 brokerdealer and
 distributor for
the Funds violated
 provisions of the
Investment Advisers
Act and Investment
Company Act
by approving but not
 disclosing three
market timing arrangements
 or the associated conflict
 of interest between
FIMC and the funds involved
 in
the arrangements either
 to other fund shareholders
or to the funds board
and that Federated
Shareholder Services
Company formerly an
SECregistered transfer
agent failed to prevent
a customer and a
Federated employee
from late trading
in violation of
provisions of the
Investment
Company Act The NYAG
 found that such
conduct violated
provisions of New York
 State law Federated
 entered into the
settlements without
admitting or denying
the regulators findings
 As Federated previously
reported in 2004 it has
 already paid
 approximately 80 million
to certain funds
as determined by an
 independent consultant
As part of these
settlements Federated
agreed to pay disgorgement
and a civil money penalty
in the
aggregate amount of an
 additional 72 million
 and among other things
 agreed that it would not
 serve as investment adviser
 to any registered
investment company unless
 i at least 75 of the funds
directors are independent
 of Federated ii the
chairman of each such
fund is independent of
Federated iii no
action may be taken
by the funds board or
 any committee thereof
 unless approved by a
 majority of the
independent trustees
of
the fund or committee
respectively and iv the
 fund appoints a senior
 officer who reports to
 the independent trustees
 and is responsible for
monitoring compliance by
 the fund with applicable
 laws and fiduciary duties
and for managing the
process by which management
 fees charged to
a fund are approved The
settlements are described
in Federateds announcement
 which along with previous
 press releases and related
communications on those
matters is available in
the About Us section of
 Federateds website at
 FederatedInvestorscom
Federated entities have
 also been named as
 defendants in several
additional lawsuits
that are now pending
in the United States
 District Court for
the Western District
 of Pennsylvania
 alleging among other
 things excessive
advisory and Rule 12b1
fees
The Board of the Funds
 retained the law firm
of Dickstein Shapiro
 LLP to represent the
Funds in each of the
lawsuits described in
the
preceding two paragraphs
 Federated and the Funds
 and their respective
counsel have been
 defending this litigation
and none of the Funds
remains a defendant in
any of the lawsuits
though some could
potentially receive
any recoveries as
 nominal defendants
 Additional lawsuits
 based
upon similar allegations
 may be filed in the
future The potential
impact of these lawsuits
all of which seek
unquantified damages
 attorneys fees
and expenses and future
potential similar suits
 is uncertain Although
 we do not believe that
 these lawsuits will
have a material adverse
 effect on
the Funds there can be
 no assurance that
these suits ongoing
 adverse publicity
andor other developments
 resulting from the
 regulatory
investigations will
not result in increased
Fund redemptions reduced
 sales of Fund shares or
 other adverse consequences
for the Funds